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                              EMPLOYER SERVICE AGREEMENT


This Employer Services Agreement (hereinafter referred to as "Agreement") is entered into as of May 24, 2000, (the "Effective Date") by and between Stratus Services Group, Inc. with corporate offices located at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 (hereinafter referred to as "Stratus") and HealthCare Integrated Systems located at 1040 Broad Street, Shrewsbury, New Jersey 07702 (hereinafter referred to as "Client").

     1.0 The term of the Agreement shall be for a period of one (1) year from the Effective Date and will automatically be extended on an annual basis unless thirty (30) days written notice of termination is received prior to the anniversary date of the Agreement.

     1.1 This Agreement may be cancelled by either party upon two (2) days written notice in the event of material breach of this Agreement by the party so notified.

     2.0 Stratus is in the business of providing payroll and outsourcing services to client companies. The Client may require that Stratus initiate an employment relationship with personnel recruited by the Client and Stratus may invoice for this service.

     3.0 Stratus will perform work at the Client facilities or in Stratus offices or establish a temporary facility as required to meet individual project needs.


     4.0 Whereas the Client desires outsourcing/payroll services and whereas Stratus agrees to provide those services, it is hereby agreed as follows:

     4.1 That Client employs Stratus as an independent contractor, and nothing herein is intended to nor shall create the relationship of employee, partner, joint venturer or associate, or any other relationship between Client and Stratus, except that of principal and independent contractor.

     4.2 Stratus is an independent service company. The personnel assigned to the Client are Stratus employees, and will be paid for their services by Stratus.
        4.3 Stratus will recognize all legal and ethical rules, regulations and policies established by the Client.

     4.4 Stratus will apply uniform and equitable standards of employment criteria for applicants to assure the best possible use of applicant regardless if race, creed, color, national origin, sex or age.

        4.5 Applicants shall be recruited, tested, interviewed, selected and assigned by Client when required.

     4.6 Stratus will pass a mark-up per the cost schedule attached as Exhibit "A" to the direct labor cost (straight time and overtime) to determine the fixed hourly billing rate.

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     4.7 The fixed hourly  billing rate includes  employee  labor rate,  cost of maintaining proper payroll and accounting records, Workers' Compensation and General Liability Insurance, Federal and State Employment Insurance, and other applicable payroll taxes, overhead and general and administrative cost and profit.

     4.8 When Stratus employees are required to travel on Client business, expenses incurred will be advanced by Stratus and billed to Client at cost plus 3%.
     4.9 Other direct expenses for items which would fall outside the normal scope of this Agreement including but not limited to printing, telephone, and overnight delivery service, will be invoiced weekly.

5.0     GENERAL INFORMATION

     5.1 Billing: Stratus invoices will be rendered weekly. All associated costs will be itemized. Funds will be wire transferred to Stratus before payroll is released.

     5.2 Invoice Format: Standard Stratus.

     5.3 Independent Contractor: Stratus is an Independent Contractor. The personnel assigned to the Client premises by Stratus are employees of Stratus and are hereinafter referred to as employee or employees.

     5.4 Conformity with Client Rules: Stratus will recognize all applicable rules, regulations and policies established by the Client on whose premises employee performs services. Stratus shall inform employees that they are required to recognize such rules, regulations and policies.

     5.5 Proprietary Information: Stratus will inform its employees that private propriety information of the Client may become available to them. Stratus requires that its employees maintain confidentiality and will provide a written certification upon request.

     5.6 Records, Accounting: Stratus shall maintain complete and accurate accounting records in accordance with generally accepted accounting practices
(GAAP) to substantiate all charges hereunder. Such records include payroll records, job cards, attendance records and summaries. Stratus shall retain such records for a period of three (3) years from date of final invoice.

     5.7  Insurance:   Workers'  Compensation  and  General  Liability  will  be
maintained for the duration of the Agreement. Appropriate certificates attached as Exhibit "B".

     5.8 Equal Opportunity Employer: Stratus will be responsible for meeting the EEO criteria and will defend any claim arising from this recruiting program. Stratus will hold Client harmless for any EEO violations caused by any act or omission by Stratus employees and/or their agents.

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     6.0 Whenever any notice is  required,  it shall be sent by certified  mail, return receipt requested. Notice addresses are as follows:

               For:   HealthCare Integrated Systems
                      1040 Broad Street
                      Shrewsbury, New Jersey  07702
                      Attention:  Elliott Vernon

               For:   Stratus Services Group, Inc.
                      500 Craig Road, Suite 201
                      Manalapan, New Jersey  07726
                      Attention:  Michael A. Maltzman, CFO

     7.0 Stratus agrees to indemnify, hold harmless and defend Client, its employees, officers, directors, stockholders, agents and representatives from claims, debts, losses, actions, liabilities and damages resulting from Stratus recruiting activity or Stratus' failure to meet or perform any Stratus obligation.

     8.0 Neither Stratus nor its agents, officers, directors, shareholders or representatives shall be liable to Client for any loss or damage arising or resulting from negligence or wrongful conduct unless due to Stratus gross negligence or misconduct.

     9.0 Should Stratus or Client institute legal proceedings against the other, the prevailing party will be entitled to recover all attorney fees and other costs arising from such action.

     10.0 Neither Stratus nor the Client shall without the written consent of the other, solicit, approach or otherwise proselyte existing staff of the other during the term of this Agreement nor for a period of ninety (90) days thereafter.

     11.0 Upon cancellation, breach or expiration of this Agreement, Stratus shall return all property and documents in its possession to the Client and Client shall make payment for all services rendered and expenses incurred.

     12.0 This Agreement may be amended from time to time by mutual agreement of the parties, executed and approved in the same manner as this Agreement.

13.0 The parties have made and executed this Agreement this 24th day of May, 2000.

STRATUS SERVICES GROUP, INC.


By:     /s/ Michael A. Maltzman
        Michael A. Maltzman
        Chief Financial Officer

HEALTHCARE INTEGRATED SYSTEMS


By:     /s/ Elliott H. Vernon
        Elliott Vernon
        Chairman of the Board and
        Chief Executive Officer





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                                  Exhibit "A"

                                 Cost Schedule


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                                  Exhibit "A"

Cost Schedule

     1.0 Hourly billing rates include FICA, SUI, FUI, Workers' Compensation Insurance, General Liability Insurance, General and Administrative costs and profit. The billing rate will be the total of the established direct labor rate per labor category, multiplied by the applicable billing rate percentage from the following table:


ALL LOCATIONS
TOTAL MARK-UP PERCENTAGE = 35%

     2.0 Approved expenses (4.8 and 4.9 of the Agreement) will be invoiced at cost plus 3%.

     3.0 Overtime is invoiced at time and one half multiplied by the applicable billing rate percentage.

     4.0 HealthCare Integrated System's health insurance will be maintained by Stratus. It will be billed at cost. (paid in advance)

     5.0 The Company paid portion of the employee health insurance and 401(k) contribution will be billed at cost.

     6.0 Stratus will offer direct deposit.

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                              GENERAL INFORMATION


     Billing: Stratus invoices for services provided are presented weekly and are due upon a receipt via wire transfer. All associated costs are fully itemized.

     Invoice Format: Standard Stratus

     Independent Contractor: Stratus certifies that it is an independent contractor and all personnel assigned to Client projects by Stratus remain Stratus employees, and as such, under Stratus direction and control.

     Proprietary Information: Stratus informs and directs its employees that proprietary information of its clients may become available to them. Stratus requires its employees to maintain confidentiality and will provide a written certification upon request.

     Accounting Records: Stratus shall maintain complete and accurate accounting records in accordance with generally accepted accounting practices (GAAP) in order to substantiate all charges hereunder. Such records may include payroll records, job cards, attendance records and summaries. Stratus shall maintain such records for a period of three (3) years from date of final invoice.

     Equal Opportunity Employer: Stratus will be solely responsible for meeting EEO criteria and will defend any claims arising from this program. Stratus shall hold Client harmless from any EEO violation caused by any act or omission by Stratus employees or their agents.

     Benefit Accrual: All health coverage, holiday and vacation pay are direct billed to Client at time of qualification, therefore no accrual of such benefits exist in the event termination occurs other than the anniversary date. Any such claim is the sole responsibility of the Client. Satisfaction of such claim, at the direction of the Client, is billable at the same terms as other benefits.